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                                                                   EXHIBIT 12.1


                     L-3 COMMUNICATIONS HOLDINGS, INC. AND
                        L-3 COMMUNICATIONS CORPORATION


                       RATIO OF EARNINGS TO FIXED CHARGES

                            (DOLLARS IN THOUSANDS)




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
                                                                NINE MONTHS ENDED
                                                                SEPTEMBER 30, 2002
                                                               -------------------
Earnings:
 Income before income taxes and extraordinary item .........        $ 204,849
 Add:
   Interest expense ........................................           83,494
   Amortization of debt expense ............................            5,421
   Interest component of rent expense ......................           14,668
                                                                    ---------
 Earnings ..................................................          308,432
                                                                    ---------
 Fixed Charges:
   Interest expense ........................................           83,494
   Amortization of debt expense ............................            5,421
   Interest component of rent expense ......................           14,668
                                                                    ---------
 Fixed Charges .............................................        $ 103,583
                                                                    ---------
Ratio of earnings to fixed charges .........................              3.0x
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